Exhibit 10.18(c)

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LETTER AGREEMENT NO. 2

Frontier Airlines, Inc.

12015 East 46th Avenue

Suite 200

Denver, CO 80239-3116

Gentlemen:

CFM International, Inc. (“CFMI”) and Frontier Airlines, Inc. (“Airline”) have entered into General Terms Agreement No. 6-13616 dated June 30, 2000 (the “Agreement”). The Agreement contains applicable terms and conditions governing the sale by CFMI and the purchase by Airline from CFMI of CFM56 series Engines, Modules and Optional Equipment in support of Airline’s acquisition of new aircraft.

WHEREAS, CFMI and Airline have entered into Letter Agreement No. 1 to document Airline’s agreement to install CFM56-5B5/P engines on a minimum of ***** new firm and up to ***** option A319 aircraft (the “the A319 Aircraft”) directly from Airbus Industrie (“AI”) in accordance with the Airbus A318/A319 Purchase Agreement between Airline and AVS, S.A.R.L. (the “Airbus Purchase Agreement”), and

WHEREAS, Airline agrees to purchase ***** new firm CFM56-5B5/P powered A319 Aircraft (the “***** Additional A319 Aircraft”), directly from AI in accordance with the Airbus Purchase Agreement, as memorialized in Attachment A hereto, and

WHEREAS, Airline agrees to purchase and take delivery of ***** new firm CFM56- 5B8/P powered A318 Aircraft (the “A318 Aircraft”) directly from AI in accordance with the Airbus Purchase Agreement, as memorialized in Attachment A hereto, and

WHEREAS, Airline agrees to purchase ***** spare CFM56-5B8/P or CFM56-5B5/P engine from CFMI, *****,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

I.	CFM56-5B8/P spare engine price

Base price for new CFM56-5B8/P spare engines, delivered through *****, is set forth in Attachment B hereto. The base price is subject to adjustment for escalation per the escalation formula (with 2 indices) set forth in Attachment C hereto.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

II.	CFM56-5B5/P spare engine price

Base price for new CFM56-5B5/P spare engines, delivered through *****, is set forth in Attachment B of Letter Agreement #1 and included as Attachment D to this Letter Agreement No. 2 for convenience. For avoidance of doubt, this base price is subject to escalation per the escalation formula (with 4 indices) set forth in Attachment E hereto.

III.	Special allowances

CFMI agrees to provide to Airline the following special allowances. These allowances are subject to the conditions set forth in Attachment F hereto.

1)	**** (*****) allowance per each A318 Aircraft purchased by and delivered to Airline by *****. CFMI shall also provide to Airline an additional supplemental allowance of ***** (*****) per each A318 Aircraft delivered to Airline by *****; both allowances are subject to escalation to the date of delivery of the related shipset of CFM56-5B8/P engines to Airbus, pursuant to the escalation’ formula (with 2 indices) set forth in Attachment C hereto.

2)	***** (*****) allowance per each A319 Aircraft and per each of the ***** Additional A319 Aircraft purchased by and delivered to Airline by *****. This allowance is subject to escalation the date of delivery of the related shipset of CFM56-5B5/P engines to Airbus, pursuant to the escalation formula (with 4 indices) set forth in Attachment E hereto.

CFMI shall also provide an additional supplemental credit of ***** (*****) per each of the ***** Additional A319 Aircraft purchased by and delivered to Airline by *****. This credit shall be applied by Airline towards the purchase price of a spare CFM56-5B5/P or CFM56- 5B8/P engine from CFMI.

3)	The above allowances and credits shall be available within ***** following receipt of written notice from Airline that it has taken delivery of an aircraft from the A318 Aircraft, A319 Aircraft or the ***** Additional A319 Aircraft in accordance with the Airbus Purchase Agreement.

4)	In lieu of the Special Guarantees set forth in this Letter Agreement No. 2, Airline may elect to have a Residual Value Guarantee apply in which GE and Snecma (CFMI’s parent companies), along with Airbus, would participate. This Residual Value Guarantee would be subject to the following:

a)	GE and Snecma liability, in the aggregate, shall not exceed a total of *****.

b)	Airline shall make this election for all ***** of the A318 Aircraft.

c)	Airline shall provide notification to CFMI, in writing, of its election to participate in this Residual Value Guarantee (in lieu of the Special Guarantees) a minimum of ***** prior to delivery of the first A318 Aircraft to Airline.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

d)	If Airline elects this option, Airline agrees to work with CFMI to segregate the CFM56-5B8/P Engines from the rest of its fleet for tracking, audit and enforceability issues relating to special guarantees which apply to CFM56 powered aircraft already delivered to Airline.

5)	In lieu of the Special Guarantees and the Residual Value Guarantee, CFMI shall provide Airline with a credit in the amount of ***** (not subject to escalation) for each of the ***** A318 Aircraft. This credit shall be earned by Airline upon delivery of each of the A318 Aircraft. This allowance, once earned, shall be applied by Airline towards the purchase price of a spare Engine or towards other CFM56 goods or services procured by Airline from CFMI. Airline shall provide notice to CFMI, in writing, of its election (to elect application of this allowance in lieu of the Special Guarantees and the Residual Value Guarantee) a minimum of ***** prior to delivery of the first A318 Aircraft to Airline.

6)	CFMI agrees to participate with Airbus in the take-out of ***** 737-200 aircraft (the “737 aircraft”) currently operated by Airline. CFMI’s participation shall be limited to ***** (*****) for each of the 737 aircraft, for a total contribution of ***** (*****). CFMI’s participation per aircraft is contingent upon Airline purchasing and accepting delivery of the ***** Additional A319 Aircraft. The US ***** (*****) participation per aircraft is subject to escalation by the escalation formula in Attachment E (4 indices) hereto from January 2002 (*****) through the delivery date of the ***** Additional A319 Aircraft to Airline, and shall be provided to Airline or Airbus no earlier than the date of delivery of the ***** Additional A319 Aircraft to Airline.

IV.	Special Guarantees

The Special Guarantees set forth in paragraph J. of Section II of Exhibit B to the Agreement shall be applicable to the A318 Aircraft, A319 Aircraft and the Two Additional A319 Aircraft set forth in this Letter Agreement No. 2. However, the “Delivery Period” referred to in paragraph A.l of Attachment A to Exhibit B of the Agreement shall, for the purposes of this Letter Agreement No. 2, be the delivery schedule set forth in Attachment A hereto.

Also, paragraph A. 3 of Attachment A to Exhibit B of the Agreement shall, for the purposes of this Letter Agreement No. 2 only, be amended to read as follows:

“3. Airline operating Aircraft *****. A change in Aircraft or Engine quantity, Aircraft or Engine model, Aircraft delivery occurring outside of the Delivery Period, or flight operations resulting in more severe operating conditions than described above will require adjustment of the guaranteed values to reflect such different conditions, using CFMI’s operational severity criteria.”

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

All other conditions set forth in the Agreement and Attachment A and Attachment B to Exhibit B of the Agreement (except as amended above) shall be incorporated herein as if set out in full.

The obligations set forth in this Letter Agreement No. 2 are in addition to the obligations set forth in the Agreement.

Please indicate your agreement with the forgoing by signing the original and one (1) copy of this Letter Agreement No. 2 in the space provided below.

Very truly yours,

FRONTIER AIRLINES, INC.		CFM INTERNATIONAL, INC.

By:	/s/ Paul H. Tate	By:	/s/ Luc Bramy

Printed Name: Paul H. Tate		Printed Name: Luc Bramy

Title: Vice President and CFO		Title: VP, Contracts Admin.

Date: November 20, 2002		Date: November 21, 2002

ATTACHMENT A

AIRCRAFT DELIVERY SCHEDULE				SPARE ENGINES DELIVERY SCHEDULE
*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	1
*****	*****	*****	*****	or
*****	*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****

*****

Airline’s failure to purchase and take delivery of (i) any one or more of the A318 Aircraft or A319 Aircraft or (ii) the *****, in strict accordance with the foregoing schedule will not affect the rights and obligations of the parties hereunder, so long as such Aircraft and Spare Engine are purchased and accepted by Airline within ***** after the last day of the scheduled year of delivery, as such scheduled year for the Aircraft may be postponed in accordance with the Airbus Purchase Agreement for any reason other than a request by Airline or a default thereunder by Airline (the “Delivery Period”).

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT B

BASE PRICES FOR SPARE ENGINES,

OPTIONAL EQUIPMENT AND MODULES

Item	Base Price January 2002 US Dollars CPI=148.84
1. Basic engine including FADEC CFM56-5B8/P	*****

A.	Base prices are effective for firm orders received by CFMI within quoted lead time for basic spare Engines (including associated equipment and maximum climb thrust increase), Optional Equipment and Modules for delivery to Airline by CFMI on or before *****. The base prices are ex works, Evendale, Ohio, or point of manufacture, subject to adjustment for escalation and Airline shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges.

B	The selling price of CFM56-5B basic spare Engines, Optional Equipment and Modules ordered for delivery after the period set forth in Paragraph A above shall be the base price then in effect and as set forth in each purchase order as accepted by CFMI, which base price shall be subject to adjustment for escalation in accordance with CFMI’s then-current escalation provisions.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT C

ESCALATION FORMULA (2 INDICES) FOR

CFM56 SPARE ENGINES AND MAJOR MODULES

*****

I.	The base price for Products purchased hereunder shall be adjusted pursuant to the provisions of this Exhibit.

II.	For the purpose of this adjustment:

A.	Base price shall be the price(s) set forth on the Purchase Order as acknowledged by CFM,

B.	The Composite Price Index (CPI) shall be calculated, to the second decimal place, using the following formula:

*****

Where:

*****

*****

C.	Each CPI shall be determined to the second decimal place. Calculation shall be to the third decimal digit and if the third decimal digit is five or more, the second decimal digit shall be raised to the next higher figure. If the third decimal digit is less than five, the second decimal figure shall remain as calculated.

D.	The Base Composite Index (*****) shall be the base index stated in the published prices.

III.	Base prices shall be adjusted in accordance with the following formula:

*****

Where:

*****

IV.	The invoice price shall be the final price and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the base price.

V.	The ratio ***** shall be calculated to the fourth decimal digit. If the fourth decimal digit is five or more, the third decimal digit shall be raised to the next higher figure, and if the fourth decimal digit is less than five, the third decimal figure shall remain as calculated. If the calculation of this ratio results in a number less than 1.000, the ratio will be adjusted to 1.000. The resulting three digit decimal shall be used to calculate *****.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

VI.	Values to be utilized in the event of unavailability. If at the time of delivery of Product, CFMI is unable to determine the adjusted price because the applicable values to be used to determine the ***** have not been released by the Bureau of Labor Statistics, then:

a)	The Price Adjustment, to be used at the time of delivery of the Product, will be determined by utilizing the escalation provisions set forth above. The values released by the Bureau of Labor Statistics and available ***** prior to scheduled Product delivery month will be used to determine the ***** values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Product Price Adjustment. If no value has been released for an applicable month, the provisions set forth in Paragraph b, below, will apply. If prior to delivery of a Product, the U.S. Department of Labor changes the base year for determination of the ***** values as defined above, such rebase values will be incorporated in the Price Adjustment calculation.

b)	If prior to delivery of a Product, U.S. Department of Labor substantially revises the methodology used for the determination of the values to be used to determine the ***** values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Price Adjustment, CFMI will, prior to delivery of any such Product, select a substitute for such values from data published by the Bureau of Labor Statistics or other similar data reported by non-governmental United States organizations, such substitute to lead in application to the same adjustment result insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revisions of the formula will be made as required to reflect any substitute values. However, if within ***** from delivery of the Product, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Product Price Adjustment, such values will be used to determine any increase or decrease in the Product Price Adjustment from that determined at the time of delivery of such Product.

c)	In the event escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the base price of any affected Product to reflect an allowance for increase or decrease in labor compensation and material costs occurring since February of the base price year which is consistent with the applicable provisions of this Price Escalation formula.

d)	For the calculation herein, the values released by the Bureau of Labor Statistics and available to CFMI at the end of the month prior to scheduled Product delivery month will be used to determine the ***** values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

e)	calculate the Product Price Adjustment for the Product invoice at the time of delivery. The values will be considered final and no Product Price Adjustment will be made after Product delivery for any subsequent changes in published index values.

Note:	Any rounding of a number, with respect to escalation of the Product Price, will be accomplished as follows: If the first digit of the portion to be dropped from the number is five or greater, the preceding digit will be raised to the next higher number.

ATTACHMENT D

BASE PRICES FOR SPARE ENGINES,

OPTIONAL EQUIPMENT AND MODULES

Item	Base Price July 1998 US Dollars CPI=145.55
1. *****
*****
2. *****	*****
*****
*****
*****
3. *****
*****
4. *****	*****
*****

A.	Base prices are effective for firm orders received by CFMI within quoted lead time for basic spare Engines (including associated equipment and maximum climb thrust increase), Optional Equipment and Modules for delivery to Airline by CFMI on or before *****. The base prices are ex works, Evendale, Ohio, or point of manufacture, subject to adjustment for escalation and Airline shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges.

B.	The selling price of CFM56-5B basic spare Engines, Optional Equipment and Modules ordered for delivery after the period set forth in Paragraph A above shall be the base price then in effect and as set forth in each purchase order as accepted by CFMI, which base price shall be subject to adjustment for escalation in accordance with CFMI’s then-current escalation provisions.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT E

ESCALATION FORMULA (4 INDICES) FOR

CFM56 SPARE ENGINES AND MAJOR MODULES

*****

I.	The base price for Products purchased hereunder shall be adjusted pursuant to the provisions of this Exhibit.

II.	For purposes of this adjustment:

A.	Base Price shall be the price(s) set forth on the purchase order as accepted by CFML

B.	The Composite Price Index (CPI) shall be deemed to mean the weighted average of the following four indices prepared by the US Department of Labor, Bureau of Labor Statistics, as published at the time of the scheduled Product billing for the sixth month prior to the scheduled Product billing.

1.	*****:

*****

2.	*****

3.	*****

4.	*****

C.	Each CPI shall be determined to the second decimal place. Calculation shall be to the third decimal digit and if the third decimal digit is five or more, the second decimal digit shall be raised to the next higher figure. If the third decimal digit is less than five, the second decimal figure shall remain as calculated.

D.	The Base Composite Price Index (*****) shall be the index stated in the published prices announced by CFM from time to time.

III.	Base prices shall be adjusted in accordance with the following formula:

*****

IV.	The invoice price shall be the final price and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the Base Price,

V.	The ratio ***** shall be calculated to the fourth decimal digit. If the fourth decimal digit is five or more, the third decimal digit shall be raised to the next higher figure, and if the fourth decimal digit is less than five, the third decimal figure shall remain as calculated. The resulting three digit decimal shall be used to calculate *****.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

VI.	In the event that the indices specified herein are discontinued, or the basis of their calculation is modified, equivalent indices shall be substituted by CFM to reflect changes in ***** costs up to the sixth month prior to scheduled billing.

VII.	Should the above provisions become null and void by action of the US Government, the billing for the Products shall reflect changes in the costs of labor, material, commodities, and fuel which have occurred from the period represented by the applicable CPI^ to the sixth month prior to scheduled billing date.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT F

1.	Allowance for Initial Aircraft Sale Only

Any allowance described in this Letter Agreement No. 2 applies only to new A318 and A319 aircraft (together or individually the “Aircraft”) equipped with new CFM56-5B engines (together or individually the “Engines”) purchased by Airline directly from the aircraft manufacturer.

2.	Allowance Not Paid

Allowances described in this Letter Agreement No. 2 will not be earned or paid with respect to Engines which have been delivered to the aircraft manufacturer for installation in Airline’s Aircraft if, thereafter, for any reason, Airline’s purchase order with the aircraft manufacturer is terminated, canceled or revoked, or if delivery of the Aircraft will be prevented or delayed beyond the expiration of the Delivery Period.

3.	Adjustment of Allowances

The special allowance described in paragraph II of this Letter Agreement No. 2 is contingent upon Airline purchasing and accepting delivery of a minimum of ***** CFM56-5B8/P powered A318 Aircraft, ***** Additional A319 Aircraft powered by CFM56-5B5/P and ***** spare CFM56-5B Engine (“Minimum Number”) for delivery during the Delivery Period. If Airline has canceled or otherwise failed to accept delivery of one or more of the required Minimum Number within the Delivery Period, the allowances will be adjusted as follows:

*****

Adjustment of allowances in accordance with the above formula may be made by CFMI prospectively to take into account Aircraft or Spare Engine delays, and/or cancellations. In any case, Airline agrees to promptly reimburse CFMI for any allowance overpayments determined to have been made at the application of the adjustment formula set forth above *****. Unless otherwise agreed by CFMI, no allowance shall be paid on Aircraft not accepted within the Delivery Period and such Aircraft shall not be counted for purposes of the adjustment formula set forth above.

4.	Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Airline and is not assignable without CFMI’s written consent; provided that Airline may assign such allowance, together with its other rights under this Letter Agreement No. 2 on the terms described in clause (i) of paragraph A of Article XVIII of the Agreement.

5.	Set Off for Outstanding Balance

CFMI shall be entitled, at all times, to set off any outstanding obligation and amounts that are due and owing from Airline to CFMI for CFMI Aircraft Engines goods or services (whether or not in connection with this Letter Agreement No. 2 or the Agreement), against any amount payable by CFMI to Airline in connection with this Letter Agreement No. 2 or the Agreement.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

6.	Cancellation of Engines

Airline recognizes that harm or damage will be sustained by CFMI if Airline places a purchase order for spare Engine(s) or for Aircraft (the ***** firm Aircraft) equipped with installed Engines and subsequently cancels such purchase order (and such cancellation is not caused by acts (or failure to act) of Airbus or CFMI or otherwise fails to accept delivery of the Engines or Aircraft when duly tendered. Within ***** of any such cancellation or if failure to accept delivery occurs, Airline shall remit to CFMI, as liquidated damages, a cancellation charge equal to ***** of the Engine price, determined as of the date of scheduled Engine delivery to Airline or to the aircraft manufacturer, whichever is applicable.

The parties acknowledge such cancellation charge to be a reasonable estimate of the harm or damage to CFMI in such circumstances.

CFMI shall apply any progress payments or other deposits made to CFMI for any such Engine first to the cancellation charge for such Engine and thereafter to any other amounts owed to CFMI hereunder. Progress payments held by CFMI in respect of any such Engine which are in excess of such amounts will be refunded to Airline.

If CFMI fails to deliver a spare Engine in accordance with the terms of the Agreement or this Letter Agreement No. 2 within ***** after the date upon which such spare Engine was scheduled to be delivered for any reason other than an Excusable Delay or a default or breach by Airline, Airline may terminate this Letter Agreement No. 2 with respect to such spare Engine and CFMI shall promptly return any progress payments or other deposits made with respect to such Engine, together with interest thereon from the date such deposits were made at six month Libor. In addition, Airline will retain all remedies available to it at law or in equity.

7.	Delay of Engines

In the event the Airline delays the scheduled delivery date of a spare Engine, or causes the delay of the scheduled delivery date of an installed Engine, for which CFMI has received a purchase order from the aircraft manufacturer or Airline, as appropriate, through no fault of CFMI or the aircraft manufacturer, for a period, or cumulative period, of more than *****, such delay shall be considered a cancellation and the applicable provisions hereof regarding the effect of cancellation shall apply.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

8.	Aircraft Not Operated for Minimum Period

If, within the first ***** following delivery of each Aircraft for which a special allowance, of any nature, was provided by CFMI under this Letter Agreement No. 2 (the “Minimum Period”), such aircraft is no longer owned by (i) Airline or a wholly-owned subsidiary of Airline, (ii) a trust or other special purpose entity established in connection with the financing of such Aircraft for Airline, or (iii) an entity to which Airline is permitted to assign its rights pursuant to clause (i)(b) of Paragraph A of Article XVIII of the Agreement, the special allowances earned and/or paid on such Aircraft will be proportionately reduced. Airline will reimburse CFMI an amount equal to the proportionate share of the special allowances earned and/or paid with respect to such Aircraft, (based on the percentage of the Minimum Period the Aircraft was actually owned by Airline), with interest on such amount. The allowance reimbursement is due no later than ***** from the time Airline ceases to own and operate such Aircraft. *****.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.